Exhibit 10.3

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is entered into between Sera Prognostics, Inc. (together with its subsidiaries, affiliates, successors and assigns, the “Company”), and Paul Kearney (“Executive”) (Executive, together with the Company, the “Parties” and each a “Party”) as of 6/2/2026 (“Signature Date”).

WHEREAS, Executive served as Chief Data Officer pursuant to that certain Executive Employment Agreement dated March 13, 2026 (the “Employment Agreement”);

WHEREAS, Executive’s employment with the Company shall end effective as of July 1, 2026; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings set out below, the Parties herby agree as follows:

1.
Separation Date. Effective as of July 1, 2026 (the “Separation Date”), Executive’s employment with the Company and engagement in any role pursuant thereto, including but not limited to serving on the Board of Directors of the Company (the “Board”) and any committees thereof to the extent applicable, shall end. From and after the Separation Date, Executive shall have no authority and shall not represent himself as an employee or agent of the Company. Executive shall promptly execute any additional documentation the Company may request to reflect such terminations.
2.
Payments and Benefits.
(a)
The Company shall pay and provide to Executive in accordance with its customary practices: (i) all base salary earned but not yet paid through the Separation Date, (ii) accrued but unused vacation as of the Separation Date, (iii) reimbursement for any and all business expenses properly incurred prior to the Separation Date, payable in accordance with and subject to the terms of the Company’s reimbursement policy, and (iv) any employee benefits required to be provided to Executive pursuant to the terms of the Company’s employee benefit plans and as required by applicable law.
(b)
Any payments or benefits provided for in Section 2(c) shall be contingent on, and only due if, (i) this Agreement is signed and not revoked by Executive as provided for herein; (ii) Executive signs and does not revoke the renewed release set forth in Section 3(b) and Appendix 2; and (iii) Executive complies with Executive’s obligations hereunder. Notwithstanding Section 6(a)(iii) of the Employment Agreement, the Company agrees not to offset or reduce any amounts payable to Executive under Section 2(c) of this Agreement on account of any income or compensation earned or received by Executive or any entity controlled by Executive during the Restrictive Period. The notification obligation set forth in Section 6(a)(iii) of the Employment Agreement shall not apply to any income or compensation earned or received by Executive or any entity controlled by Executive during the Restrictive Period. Provided, for the avoidance of doubt, Executive acknowledges that the amounts paid or payable to Executive under Section 2(c) of this Agreement shall satisfy any obligation that the Company may have towards any Layoff Enforcement Payment as defined in the Employment Agreement for the entirety of the Restrictive Period.
(c)
Provided the requirements of Section 2(b) are satisfied, the Company shall provide Executive with the following payments and benefits:

(i)
The Company shall pay Executive the total gross amount of $333,616.50, equal to nine (9) months of Executive’s Base Salary at the rate in effect at the Signature Date, payable pursuant to the Company’s payroll schedule then in effect commencing on the sixtieth (60th) day following the Separation Date, with such first installment to include and satisfy all installments that would have otherwise been made up to such date assuming for such purpose that the installments had commenced on the first payroll date following the Separation Date.
(ii)
Executive has been granted equity incentive grants (“Equity”) pursuant to the Company’s Employee, Director and Consultant Equity Incentive Plans (the “Plans”) and award agreements executed by the Company and Executive pursuant thereto (collectively, the “Award Agreements”). Solely with respect to any equity awards granted prior to January 1, 2026, thirty-seven and one-half percent (37.5%) of the outstanding unvested shares of all Equity held by the Executive as of the Separation Date shall immediately vest upon such termination. Executive’s equity grants pursuant to the Plans and Award Agreements shall remain subject to the terms and conditions of the Plans and Award Agreements, including, but not limited to, any unvested form of equity held by Executive (other than that which may be accelerated in accordance with the preceding sentence) being immediately forfeited and unexercisable as of the Separation Date and Executive having no further right to vest in any form of equity following the Separation Date.
(iii)
If Executive elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the Separation Date, then the Company shall pay Executive’s monthly premium under COBRA until the earliest of (A) the close of the nine (9) month period following the Separation Date; (B) the expiration of Executive’s continuation coverage under COBRA; and (C) the date when Executive becomes eligible to receive health insurance coverage in connection with new employment or self-employment. If the payment of any COBRA or health insurance premiums would otherwise violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 105(h) of the Internal Revenue Code (the “Code”), the Company-paid premiums shall be treated as taxable payments and be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Section 105(h) of the Code.

Executive agrees and acknowledges that the payments and benefits referred to in this Section 2 are in lieu of and in full satisfaction of any amounts that might otherwise be payable under any contract, plan, policy or practice, past or present, of the Company, including, but not limited to, under the Employment Agreement. Executive acknowledges that, other than any payment described in this Section 2 or otherwise in this Agreement, all outstanding payments or benefits for all outstanding employment periods shall be forfeited in accordance with their terms. All outstanding equity awards held by Executive shall be treated in accordance with their terms and the provisions of the Plan, Award Agreement, and Section 5(a) of the Employment Agreement, including with respect to any post-termination exercise periods for vested stock options.

3.
Releases.
(a)
In consideration of the payments and benefits to be made pursuant to Section 2(c), Executive, with the intention of binding Executive and Executive’s heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, agents, attorneys, employees and employee benefits plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected which Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity (as they may have been amended through the Signature Date Date), including, without limitation, any and all claims: (a) arising out of or in any way connected with Executive’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity; (b) for severance or vacation benefits, unpaid wages, salary or incentive payments; (c) for breach of contract, breach of covenant of good faith and fair dealing, wrongful discharge, impairment of economic opportunity, defamation, promissory estoppel, fraud, negligent or intentional infliction of emotional harm, or other tort; (d) for any violation of applicable state and local labor and employment laws, including, without limitation, all laws concerning unlawful and unfair labor and employment practices, and further including, without limitation, any and all claims based on the Executive Retirement Income Security Act of 1974 (“ERISA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), Sections 503 and 504 of the Rehabilitation Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Re-Employment Act, the Rehabilitation Act of 1973, the Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, the Utah Antidiscrimination Act, the Washington Law Against Discrimination, age discrimination under Wash. Rev. Code § 49.44.090, wage discrimination on the basis of gender under Wash. Rev. Code § 49.12.175, and any and all claims arising under the civil rights laws of any federal, state or local jurisdiction, each as amended and including each of their respective implementing regulations; and (e) under any whistleblower laws or whistleblower provisions of other laws; excepting only:
(i)
rights of Executive under this Agreement;
(ii)
rights of Executive relating to equity awards held by Executive as of the Signature Date, subject to applicable plan terms and conditions;
(iii)
the right of Executive to receive COBRA continuation coverage in accordance with applicable law;
(iv)
rights to indemnification Executive may have, as applicable, (A) under applicable corporate law, (B) under the by-laws, certificate of incorporation or similar governing documents of the Company, (C) under a written indemnification agreement with the Company, or (D) as an insured under any director’s and officer’s liability insurance policy now or previously in force; subject to the terms and conditions of any such documents, agreements or policies;
(v)
claims for benefits under any health, disability, retirement, deferred compensation, life insurance or other, similar Executive benefit plan or arrangement of the Company, subject to the terms and conditions of such plans or arrangements; and
(vi)
claims for the reimbursement of unreimbursed business expenses incurred prior to the Signature Date, and earned but unused vacation pay through the Signature Date, subject to the terms and conditions of applicable Company policy.

Notwithstanding the foregoing, this Section does not:

(A)
release the Company from any obligation expressly set forth in this Agreement or from any obligation, including, without limitation, obligations under the Workers Compensation Act, which as a matter of law cannot be released;
(B)
prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);
(C)
prohibit Executive from participating in an investigation or proceeding by the EEOC or any comparable state or local agency, or providing information or documents to the EEOC or any comparable state or local agency;
(D)
reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law, including, any ability to communicate or cooperate with any government agencies, any agency inspector general, law enforcement, any attorney general, or any attorney Executive retains, or otherwise participating in any investigation or proceeding that may be conducted by any government agencies; or
(E)
prevents Executive from requesting or receiving confidential legal advice, engaging in protected activities under Section 7 of the National Labor Relations Act, reporting, discussing or disclosing information about unlawful acts in or related to the workplace, or the existence of a settlement involving such conduct, including, but not limited to, criminal conduct, unlawful employment practices, harassment, discrimination, sexual assault, civil rights, retaliation, wage and hour violations, or any other conduct Executive has reason to believe is unlawful or is against a clear mandate of public policy, or otherwise making any disclosures as required by law, regulation or legal process. Executive does not need the prior authorization of the Company to make any of the foregoing reports or disclosures and is not required to notify the Company that Executive has made such reports or disclosures.

Executive acknowledges and agrees, however, that Executive’s waiver and release of claims are intended to be a complete bar to any recovery or personal benefit by or to Executive with respect to any Claim whatsoever arising out of Executive’s employment with the Company, including those raised through a charge with the EEOC, except those which, as a matter of law, cannot be released. In the event that Executive successfully challenges the validity of this release of claims, the Company and any Company Released Party sought to be released hereunder shall be entitled to recover from the Executive the full amount of the payments and benefits described in Section 2(c) of this Agreement. Nothing in the Agreement, however, shall limit the right of the Company or any Company Released Party sought to be released hereunder to seek immediate dismissal of a charge on the basis that Executive signing of this Agreement constitutes a full release of any rights Executive might otherwise have to pursue the charge. Executive further acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the payments and benefits being provided to Executive as set forth above in Section 2(c) of this Agreement.

(b)
Executive shall provide to the Company an executed renewed release of the form in Appendix 2 to this Agreement within the latter of the (i) Separation Date; or forty-five (45) days from the Signature Date. The date Executive provides the executed renewed release is the “Re-Execution Date.”
4.
No Admissions. Executive acknowledges and agrees that this Agreement is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.
5.
Application to all Forms of Relief. This Agreement applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, emotional distress damages, punitive damages for pain or suffering, costs and attorney’s fees and expenses.
6.
Specific Waiver. Executive specifically acknowledges that Executive’s acceptance of the terms of this Agreement is, among other things, a specific waiver of Executive’s rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything herein purport, to be a waiver of any right or claim or cause of action which by law Executive is not permitted to waive or as to those matters that are expressly outside of the scope of the release pursuant to Section 3. Because Executive’s separation is with a group of one or more other employees, and consistent with the Older Workers Benefits Protection Act, a list identifying the positions and ages of all employees terminated in Executive’s decisional unit, and those who the Company is retaining is attached to this Agreement as Appendix 1.
7.
No Complaints or Other Claims. Executive acknowledges and agrees that Executive has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.
8.
Ongoing Obligations.
(a)
Terms and Conditions. Executive acknowledges Executive remains bound by the terms of Section 6 (Restrictive Covenants), Section 7 (Maintaining Confidential Information), Section 8 (Inventions), Section 9 (Reasonableness of Covenants, and (Section 10) (Miscellaneous) of the Employment Agreement, which sections are expressly incorporated herein by reference, and the terms of which remain in full force and effect following the termination of Executive’s employment with the Company as set forth in such sections. The Company shall deem any amounts paid or payable to Executive under Section 2(c) of this Agreement to satisfy any Layoff Enforcement Payment as defined in the Employment Agreement and Executive acknowledges that such payments satisfy any such obligation for the entirety of the Restrictive Period.
(b)
Return of Company Material. Executive represents that he has satisfied his obligations pursuant to Section 5(g) of the Employment Agreement. Should Executive later discover any materials that Executive is obligated pursuant to such provisions to return to Company, Executive shall promptly do so.
(c)
Cooperation. Following the Separation Date, Executive shall reasonably cooperate with the Company upon reasonable request of the Board and be reasonably available to the Company with respect to matters arising out of Executive’s services to the Company Affiliated Group.
(d)
Non-Disparagement. The Parties agree not to disparage each other, or the products or businesses of the Company, provided, however, that nothing in this Section shall restrict Executive from making any disclosures mandated by state or federal law, from participating in an investigation with a state or federal agency if requested by the agency to do so, or from providing information or documents to a state or federal agency if requested by the agency to do so.
(e)
No Representation. Executive acknowledges that, other than as set forth in this Agreement and the Employment Agreement (and the other plans, agreements and documents referenced herein or therein), (i) no promises have been made to Executive and (ii) in signing this Agreement Executive is not relying upon any statement or representation made by or on behalf of any Company Released Party and each or any of them concerning the merits of any claims or the nature, amount, extent or duration of any damages relating to any claims or the amount of any money, benefits, or compensation due to Executive or claimed by Executive, or concerning the Agreement or concerning any other thing or matter.
(f)
Injunctive Relief. In the event of a breach or threatened breach by Executive of this Section, Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate or insufficient.
9.
Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), Executive understands that Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to Executive’s attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive understands that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding if Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that Executive has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that Executive has with the Company shall prohibit or restrict Executive from (A) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company; or (B) responding to a valid subpoena, court order or similar legal process; provided, however, that prior to making any such disclosure pursuant to this Section, Executive shall provide the Company with written notice of the subpoena, court order or similar legal process sufficiently in advance of such disclosure to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.
10.
Voluntariness. Executive agrees that Executive is relying solely upon Executive’s own judgment; that Executive is over eighteen years of age and is legally competent to sign this Agreement; that Executive is signing this Agreement of Executive’s own free will; that the Executive has read and understood the Agreement before signing it; and that Executive is signing this Agreement in exchange for consideration that Executive believes is satisfactory and adequate.
11.
Legal Counsel. Executive acknowledges that Executive has been informed of the right to consult with legal counsel and has been encouraged to do so.
12.
Complete Agreement/Severability. This Agreement, along with the agreements and sections of agreements incorporated herein, constitutes the complete and final agreement between the Parties and supersedes and replaces all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Agreement. All provisions and portions of this Agreement are severable. If any provision or portion of this Agreement or the application of any provision or portion of the Agreement shall be determined to be invalid or unenforceable to any extent or for any reason, all other provisions and portions of this Agreement shall remain in full force and shall continue to be enforceable to the fullest and greatest extent permitted by law.
13.
Acceptance. Executive acknowledges that Executive has been given a period of at least forty-five (45) days within which to consider this Agreement, unless applicable law requires a longer period, in which case Executive shall be advised of such longer period and such longer period shall apply. Executive may accept this Agreement at any time within this period of time or after, up to June 24, 2026, by signing the Agreement and returning it to the Company.
14.
Revocability. This Agreement shall not become effective or enforceable until seven (7) calendar days after Executive signs it. Executive may revoke Executive’s acceptance of this Agreement at any time within that seven (7) calendar day period by sending written notice to the Company. Such notice must be received by the Company within the seven (7) calendar day period in order to be effective and, if so received, would void this Agreement for all purposes. This Agreement shall become effective (the “Effective Date”) on the day following the conclusion of the seven (7) calendar day period.
15.
Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without giving effect to the conflicts of law principles thereof.
16.
Mutual Agreement to Arbitrate; Venue; JURY WAIVER. Any dispute or controversy arising out of or relating to this Agreement, Executive’s employment, or termination thereof, other than injunctive relief, will be settled exclusively by arbitration, conducted before a single arbitrator in Seattle, Washington in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”), a copy of which rules, which are available at http://www.jamsadr.com/rules-employment-arbitration/, have been reviewed by Executive in their current form. The arbitrator shall have the power to take interim measures, and to rule on such arbitrator’s own jurisdiction, including on any objections with respect to the existence, scope or validity of this arbitration clause. The arbitration shall be conducted on a strictly confidential individual basis only with each party waiving any rights to bring a class or collective action. Neither party shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action (collectively, “Arbitration Materials”), to any third party, except as required by law, with the sole exception of their legal counsel and parties engaged by that counsel to assist in the arbitration process, who also shall be bound by these confidentiality terms. The arbitrator shall be authorized to issue any award, relief or other remedy which a court of competent jurisdiction would be entitled to issue. The arbitrator shall issue a written decision, which decision shall include a statement of the essential findings and conclusions on which any arbitral award is based. The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the Federal Arbitration Act or applicable state law. The Company and Executive shall equally split the JAMS administrative fees and the arbitrator’s fee and expenses. Each party shall be responsible for its own attorneys’ fees and costs (including experts’ fees) in the arbitration. Executive and the Company each agree that any arbitration will be conducted only on an individual basis and that no dispute between the parties relating to this Agreement may be consolidated or joined with a dispute between any other employee and the Company or any of its affiliates, nor may Executive seek to bring their dispute on behalf of other employees, independent contractors or consultants of the Company or any of its affiliates as a class or collective action. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EXECUTIVE AND THE COMPANY HEREBY WAIVE AND COVENANT THAT EXECUTIVE AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR EXECUTIVE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND EXECUTIVE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Signature Date.

THE COMPANY:

Sera Prognostics, Inc.

By: /s/ Benjamin G. Jackson

Name: Benjamin G. Jackson

Title: General Counsel

THE EXECUTIVE:

/s/ Paul Kearney

Name: Paul Kearney

Appendix 1

Older Workers Benefit Protection Act Disclosure

As stated in the Agreement, the following information is provided in accordance with the Age Discrimination in Employment Act (the “ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”) to provide Executive with additional information regarding the ages and job titles of employees whose jobs were, and were not, impacted by the present reduction in personnel at the Company. Employees who are impacted will be offered consideration in exchange for signing their separation agreement.

In order to provide Executive with an overview of this reduction, below please find a list showing the job title and age for each employee whose job was reviewed pursuant to the reduction. When reviewing the list below, please note the following additional information, which is designed to help Executive understand the data being provided:

•
This reduction applies to data science.
•
Employees whose jobs are impacted by the reduction have a “Yes” in the “selected”

column.

•
The employment decisions were based on factors such as current economic and financial conditions applicable to the Company, the Company’s strategy and direction, position cost, time with the Company, and position criticality.

The following is a list of the ages and job titles of employees selected and offered consideration for signing the Agreement. We are obligated by federal law to provide Executive with this specific information so that Executive can better evaluate the offer in the Agreement. We would ask Executive to respect the sensitive nature of the information.

Position	Age	Selected
Chief Data Officer*	58	Yes
Senior Director of Data Science	42	No
Principal Bioinformatician	62	No
Data Scientist III	37	No
Data Scientist II	40	No
Data Engineer II	40	No

Appendix 2

Renewed Release

In consideration of the payments and benefits to be made pursuant to the Separation Agreement (the “Agreement”) entered into as of the Signature Date between the Company, and Executive, Executive, the Company and Executive hereby execute this Renewed Release. Capitalized terms used in this Renewed Release but not defined herein shall have the meanings ascribed in the Agreement. Executive and the Company with the intention of binding Executive and Executive’s heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge, as of the Re-Execution Date, the Company Released Parties of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected which Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity (as they may have been amended through the Re-Execution Date), including, without limitation, any and all claims: (a) arising out of or in any way connected with Executive’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity; (b) for severance or vacation benefits, unpaid wages, salary or incentive payments; (c) for breach of contract, breach of covenant of good faith and fair dealing, wrongful discharge, impairment of economic opportunity, defamation, promissory estoppel, fraud, negligent or intentional infliction of emotional harm, or other tort; (d) for any violation of applicable state and local labor and employment laws, including, without limitation, all laws concerning unlawful and unfair labor and employment practices, and further including, without limitation, any and all claims based on the ERISA, Title VII, the Civil Rights Act of 1991, the ADA, Sections 503 and 504 of the Rehabilitation Act, the Family and Medical Leave Act, the ADEA, the Older Workers Benefit Protection Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Re-Employment Act, the Rehabilitation Act of 1973, the Employment Relations and Collective Bargaining Act, the Utah Right to Work Act, the Utah Drug and Alcohol Testing Act, the Utah Minimum Wage Act, the Utah Protection of Activities in Private Vehicles Act, the Utah Employment Selection Procedures Act, the Utah Occupational Safety and Health Act, the Utah Antidiscrimination Act, the Washington Law Against Discrimination, age discrimination under Wash. Rev. Code § 49.44.090, wage discrimination on the basis of gender under Wash. Rev. Code § 49.12.175, and any and all claims arising under the civil rights laws of any federal, state or local jurisdiction, each as amended and including each of their respective implementing regulations; and (e) under any whistleblower laws or whistleblower provisions of other laws; excepting only:

(i)
rights of Executive under the Agreement;
(ii)
rights of Executive relating to equity awards held by Executive as of the Separation Date, subject to applicable plan terms and conditions;
(iii)
the right of Executive to receive COBRA continuation coverage in accordance with applicable law;

(iv)
rights to indemnification Executive may have, as applicable, (A) under applicable corporate law, (B) under the by-laws, certificate of incorporation or similar governing documents of the Company, (C) under a written indemnification agreement with the Company, or (D) as an insured under any director’s and officer’s liability insurance policy now or previously in force; subject to the terms and conditions of any such documents, agreements or policies;
(v)
claims for benefits under any health, disability, retirement, deferred compensation, life insurance or other, similar Executive benefit plan or arrangement of the Company, subject to the terms and conditions of such plans or arrangements; and
(vi)
claims for the reimbursement of unreimbursed business expenses incurred prior to the Separation Date, and earned but unused vacation pay through the Separation Date, subject to the terms and conditions of applicable Company policy.

Notwithstanding the foregoing, this Section does not:

(A)
release the Company from any obligation expressly set forth in the Agreement or from any obligation, including, without limitation, obligations under the Workers Compensation Act, which as a matter of law cannot be released;
(B)
prohibit Executive from filing a charge with the EEOC;
(C)
prohibit Executive from participating in an investigation or proceeding by the EEOC or any comparable state or local agency, or providing information or documents to the EEOC or any comparable state or local agency;
(D)
reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law, including, any ability to communicate or cooperate with any government agencies, any agency inspector general, law enforcement, any attorney general, or any attorney Executive retains, or otherwise participating in any investigation or proceeding that may be conducted by any government agencies; or
(E)
prevents Executive from requesting or receiving confidential legal advice, engaging in protected activities under Section 7 of the National Labor Relations Act, reporting, discussing or disclosing information about unlawful acts in or related to the workplace, or the existence of a settlement involving such conduct, including, but not limited to, criminal conduct, unlawful employment practices, harassment, discrimination, sexual assault, civil rights, retaliation, wage and hour violations, or any other conduct Executive has reason to believe is unlawful or is against a clear mandate of public policy, or otherwise making any disclosures as required by law, regulation or legal process. Executive does not need the prior authorization of the Company to make any of the foregoing reports or disclosures and is not required to notify the Company that Executive has made such reports or disclosures.

Executive acknowledges and agrees, however, that Executive’s waiver and release of claims are intended to be a complete bar to any recovery or personal benefit by or to Executive with respect to any Claim whatsoever arising out of Executive’s employment with the Company, including those raised through a charge with the EEOC, except those which, as a matter of law, cannot be released. In the event that Executive successfully challenges the validity of this release of claims, the Company and any Company Released Party sought to be released hereunder shall be entitled to recover from the Executive the full amount of the payments and benefits described in Section 2(c) of the Agreement. Nothing in the Renewed Release, however, shall limit the right of the Company or any Company Released Party sought to be released hereunder to seek immediate dismissal of a charge on the basis that Executive signing of this Renewed Release constitutes a full release of any rights Executive might otherwise have to pursue the charge. Executive further acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the payments and benefits being provided to Executive as set forth above in Section 2(c) of the Agreement.

Executive acknowledges the disclosures set forth in Section 6 of the Agreement and in Appendix 1.

This Renewed Release shall not become effective or enforceable until seven (7) calendar days after Executive signs it. Executive may revoke Executive’s acceptance of this Renewed Release at any time within that seven (7) calendar day period by sending written notice to the Company. Such notice must be received by the Company within the seven (7) calendar day period in order to be effective and, if so received, would void this Renewed Release for all purposes. This Renewed Release shall become effective (the “Re-Execution Effective Date”) on the day following the conclusion of the seven (7) calendar day period.

IN WITNESS WHEREOF, the Parties hereto have re-executed this Renewed Release as of the Re-Execution Date.

THE COMPANY:

Sera Prognostics, Inc.

By: ____________________

Name: ________________

Title: __________________

THE EXECUTIVE:

________________________

Name: __________________